UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 4, 2015

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 4, 2015, Socket Mobile, Inc. (the “Company”) held its Annual Meeting of Stockholders at 10:00 a.m. at the Company’s headquarters at 39700 Eureka Drive, Newark, California 94560 for the following purposes:

Item 1. To elect five directors to serve until their respective successors are elected;

Item 2. Advisory vote on executive compensation policies and practices as described in the annual meeting proxy;

Item 3. To adjust the annual share increase limits for the 2004 Equity Incentive Plan;

Item 4. To ratify the appointment of Sadler, Gibb & Associates LLC as independent registered public accountants of the Company for the fiscal year ending December 31, 2015.

Only stockholders of record at the close of business on April 6, 2015 were entitled to notice of and to vote at the meeting. At the Record Date, 5,544,230 shares of Common Stock were issued and outstanding and each share of Common Stock was entitled to one vote. The Company had no other class of voting securities outstanding and entitled to vote at the meeting. A total of 4,615,240 shares or 83.2% of total shares outstanding were voted representing a quorum of stockholders entitled to vote at the meeting for the transaction of business.

RESULTS OF THE STOCKHOLDER VOTE:

Item 1. Election of Directors

Name	Votes For	Votes Withheld	Outcome
1. Charlie Bass	1,643,725	126,008	Elected
2. Kevin J. Mills	1,478,559	291,174	Elected
3. David W. Dunlap	1,563,755	205,978	Elected
4. Charles C. Emery Jr.	1,672,757	96,976	Elected
5. Peter Sealey	1,610,881	158,852	Elected

Item 2. Advisory vote on executive compensation policies as described in the annual meeting proxy

Votes For	Votes Against	Outcome
1,389,364	378,443	Approved with an affirmative vote of 78.6%

Item 3. Adjustment of the annual share increase limits for the 2004 Equity Incentive Plan.

Votes For	Votes Against	Votes Abstained	Outcome
1,299,558	469,767	417	Approved with an affirmative vote of 73.4% of votes cast

Item 4. Ratification of Sadler, Gibb & Associates as Independent Public Accountants for Fiscal Year 2015.

Votes For	Votes Against	Votes Abstained	Outcome
3,574,617	910,085	130,538	Approved with an affirmative vote of 77.5% of votes cast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

Date: June 4, 2015	/s/ David W. Dunlap
David W. Dunlap
Vice President, Finance and Administration and Chief Financial Officer